As filed with the Securities and Exchange Commission on July 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SCRIBE THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	82-2157847
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1150 Marina Village Parkway

Alameda, California 94501

(510) 626-8587

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin L. Oakes, Ph.D.

Chief Executive Officer

1150 Marina Village Parkway

Alameda, California 94501

(510) 626-8587

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Effie Toshav Robert A. Freedman Ryan Mitteness Fenwick & West LLP 401 Union Street 5th Floor Seattle, Washington 98101 (206) 389-4510	B. Shayne Kennedy Ross McAloon Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, California 92626 (714) 540-1235

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-297246

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Scribe Therapeutics Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-297246), which the Registrant originally filed with the Commission on July 2, 2026 and subsequently amended on July 10, 2026 and July 20, 2026 (as so amended, the “Prior Registration Statement”), and which the Commission declared effective on July 23, 2026.

The Registrant is filing this Registration Statement for the sole purpose of registering an additional $24,667,500 of shares of common stock, par value of $0.001 per share, which includes additional shares of common stock that the underwriters have the option to purchase. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 filed on July 2, 2026 (Registration No. 333-297246)).

107	Filing Fee Tables.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on the 23rd day of July, 2026.

SCRIBE THERAPEUTICS INC.

By:	/s/ Benjamin L. Oakes
Benjamin L. Oakes, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin L. Oakes	President, Chief Executive Officer and Director	July 23, 2026
Benjamin L. Oakes, Ph.D.	(Principal Executive Officer)

/s/ David L. Parrot	Chief Financial Officer and Treasurer	July 23, 2026
David L. Parrot	(Principal Financial Officer and Accounting Officer)

*	Director	July 23, 2026
James Watson, M.B.A.

*	Director	July 23, 2026
Behzad Aghazadeh, Ph.D.

*	Director	July 23, 2026
Carl L. Gordon, Ph.D., CFA

/s/ Joshua Bleharski	Director	July 23, 2026
Joshua Bleharski, Ph.D., M.B.A.

* By:	/s/ Benjamin L. Oakes
Benjamin L. Oakes, Ph.D.

Attorney-in-Fact